EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20879, No. 333-20881 and No. 333-91328) of
Ralcorp Holdings, Inc. of our report dated October 30, 2002, except for Note 20, which is as of December 11, 2002 relating to the financial statements, which appears in this Form 10-K


/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
December 18, 2001